UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2008

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

(801) 584-5700

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 28, 2008, Huntsman Corporation (the “Company”) received notice of an independent shareholder initiative to invest at least $500 million in Hexion Specialty Chemicals, Inc. (“Hexion”) on the closing of the merger between Hexion and the Company.  A copy of a letter from these shareholders to Hexion and Apollo Global Management, LLC regarding the offer and a copy of the related draft commitment letter are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits

99.1	Letter from certain shareholders to Hexion Specialty Chemicals, Inc. and Apollo Global Management, LLC, dated August 28, 2008.

99.2	Draft Commitment Letter from certain shareholders to Hexion Specialty Chemicals, Inc., dated August 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ John R. Heskett
JOHN R. HESKETT
Vice President, Corporate Development and Investor Relations

Dated: August 29, 2008

EXHIBIT INDEX

Number	Description of Exhibits

99.1	Letter from certain shareholders to Hexion Specialty Chemicals, Inc. and Apollo Global Management, LLC, dated August 28, 2008.

99.2	Draft Commitment Letter from certain shareholders to Hexion Specialty Chemicals, Inc., dated August 28, 2008.